ARTICLES OF MERGER

                                         OF

                               MEDIZONE CANADA LIMITED
                               (a Nevada corporation)

                                         AND

                              MEDIZONE CANADA LIMITED
                                (a Utah corporation)

To the Secretary of the
State of Nevada and
the Department of Commerce of
the State of Utah

     Pursuant to the provisions of Section 92A.190 of the Nevada Revised Statutes, and Section 16-10a-1101 of the Utah Revised Business Corporation Act, it is hereby certified that:

     1. The names and addresses of the merging corporations are Medizone Canada Limited, 55 West 200 North, Provo, Utah 84601, which is a business corporation organized under the laws of the State of Utah ("Medizone Utah"), and Medizone Canada Limited, 55 West 200 North, Provo, Utah 84601, which is a business corporation organized under the laws of the State of Nevada ("Medizone
Nevada").

     2. The following is the Plan of Merger (the "Plan") for merging Medizone Utah with and into Medizone Nevada as approved by the Board of Directors of both corporations and persons owning a majority of the outstanding voting securities of Medizone Utah (with the stockholders of Medizone Utah being sometimes called the "Medizone Utah Stockholders"), pursuant to which Medizone Nevada will be the surviving corporation, to-wit:

                                Plan of Merger

     2.1 Merger and Surviving Corporation. Medizone Canada Limited, a Utah corporation ("Medizone Utah"), will merge into Medizone Canada Limited, a Nevada corporation ("Medizone Nevada"); Medizone Nevada will be the surviving corporation, and the separate existence of Medizone Utah shall cease. Until amended, modified or otherwise altered, the Articles of Incorporation of Medizone Nevada shall continue to be the Articles of Incorporation of the surviving corporation; and the Bylaws of Medizone Nevada shall become the Bylaws of the surviving corporation.

     2.2 Share Conversion. Each share of common stock of Medizone Utah shall, upon the effective date of the Plan, be converted into one (1) share of common stock of Medizone Nevada.

     2.3 Survivor's Succession to Corporate Rights. The surviving corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all of the restrictions, disabilities and duties of Medizone Utah; and all and singular, the rights, privileges, powers and franchises of Medizone Utah, and all property, real, personal and mixed, and all debts due to Medizone Utah on whatever account, as well for stock subscriptions as all other things in action or belonging to Medizone Utah shall be vested in the surviving corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the surviving corporation as they were of Medizone Utah, and the title to any real estate vested by deed or otherwise in Medizone Utah shall not revert or be in any way impaired by reason of the Plan; but all rights of creditors and all liens upon any property of Medizone Utah shall be preserved unimpaired, and all debts, liabilities and duties of Medizone Utah shall thenceforth attach to the surviving corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it; and any action or proceeding whether civil, criminal or administrative, pending by or against Medizone Utah shall be prosecuted as if the Plan had not taken place, or the surviving corporation may be substituted in such action or proceeding.

     2.4 Survivor's Succession to Corporate Acts, Plans, Contracts, etc. All corporate acts, plans, policies, contracts, approvals and authorizations of Medizone Utah and its stockholders, Board of Directors, committees elected or appointed by the Board of Directors, executive officers and agents, which were valid and effective immediately prior to the effective time of the Plan, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the surviving corporation and shall be as effective and binding thereon as the same were with respect to Medizone Utah. The employees of Medizone Utah shall become the employees of the surviving corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees of Medizone Utah.

     2.5 Survivor's Rights to Assets, Liabilities, Reserves, etc. The assets, liabilities, reserves and accounts of Medizone Utah shall be recorded on the books of the surviving corporation at the amounts at which they, respectively, shall then be carried on the books of Medizone Utah, subject to such adjustments or eliminations of intercompany items as may be appropriate in giving effect to the Plan.

     2.6 Directors and Officers. Except as indicated by separate resolution of the Board of Directors of Medizone Nevada, all of the present directors of Medizone Nevada shall continue as directors of the surviving corporation, to serve until the next annual meeting of stockholders and until their sucessors are elected and qualified, or until their respective prior resignations or terminations.

     2.7 Principal Office. The principal office of the surviving corporation shall be 55 West 200 North, Provo, Utah 84601.

     2.8 Adoption. The Plan must be adopted by the Board of Directors of Medizone Nevada; and, peresons owning a majority of the outstanding voting secuities of Medizone Utah.

     2.9 Dissenters' Rights and Notification. No dissenters' rights are afforded either party to this Plan under the laws of the States of Utah or Nevada.

     2.10 Effective Date. The Effective Date of the Plan shall be the date when the Articles of Merger are filed and accepted by the Secretary of State of the State of Nevada and at such time as all applicable provisions of the Nevada Revised Statutes and the Utah Revised Business Corporation Act have been met.

     2.11 Delivery of Shares. On the closing, common shares of Medizone Nevada shall be exchanged for shares of Medizone Utah.

     3.0 The Plan has been approved by the Boards of Directors of Medizone Nevada and Medizone Utah and the Medizone Utah Stockholders, in accordance with the respective provisions of Section 92A.120 of the Nevada Revised Statutes and Section 16-10a-1103 of the Utah Revised Business Corporation Act; no approval of the Medizone Nevada stockholders is required under the Nevada Revised Statutes.

     4.0 The applicable provisions of the Nevada Revised Statutes and the Utah Revised Business Corporation Act relating to the merger of Medizone Utah with and into Medizone Nevada will have been complied with upon compliance with any of the filing and recording requirements thereof.

     5.0 The merger herein provided for shall become effective in the State of Nevada on the date of filing hereof.

     MEDIZONE CANADA LIMITED,
     a Utah corporation


Date: July 20, 1998               By   /s/ Brenda M. Hall
                                  --------------------------------------
                                  Brenda M. Hall, President


Date: July 20, 1998               By  /s/ Paul Finlayson
                                  ---------------------------------------
                                  Paul Finlayson, Secretary

STATE OF UTAH       )
                    ) ss
COUNTY OF UTAH      )

          Personally appeared before me this 20th day of July, 1998,Brenda M. Hall, who duly acknowledged to me that she is the President of Medizone Canada Limited, a Utah corporation, and that she is authorized to and did execute the foregoing Articles of Merger.


                         /s/ Sheryl Ross
                         ----------------------------
                         NOTARY PUBLIC

STATE OF UTAH       )
                    ) ss
COUNTY OF UTAH      )

          Personally appeared before me this 20th day of July, 1998, Paul Finlayson, who duly acknowledged to me that he is the Secretary/Treasurer of Medizone Canada Limited, a Utah corporation and that he is authorized to and did execute the foregoing Articles of Merger.


                         /s/ Sheryl Ross
                         -------------------------
                         NOTARY PUBLIC

                         MEDIZONE CANADA LIMITED,
                         a Nevada corporation

                        By /s/ Brenda M. Hall

                        --------------------------------
                               Brenda M. Hall, President


                         By /s/ Paul Finlayson
                         -------------------------------
                                Paul Finlayson, Secretary/Treasurer


STATE OF UTAH       )
                    ) ss
COUNTY OF UTAH      )

          Personally appeared before me this 20th day of July, 1998, Brenda M. Hall, who duly acknowledged to me that she is the President of Medizone Canada Limited, a Nevada corporation, and that she is authorized to and did execute the foregoing Articles of Merger.


                         /s/ Sheryl Ross
                         -----------------------------
                         NOTARY PUBLIC


STATE OF UTAH       )
                    ) ss
COUNTY OF UTAH      )

          Personally appeared before me this 20th day of July, 1998, Paul Findlayson, who duly acknowledged to me that he is the Secretary/Treasurer of Medizone Canada Limited, a Nevada corporation and that he is authorized to and did execute the foregoing Articles of Merger.


                         /s/ Sheryl Ross
                         -------------------------
                         NOTARY PUBLIC